UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2022 (April 26, 2022)

NEKTAR THERAPEUTICS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24006	94-3134940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Mission Bay Boulevard South

San Francisco, California 94158

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 482-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NKTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 26, 2022, duly authorized officers of Nektar Therapeutics (“Nektar”) approved certain strategic, operational and organizational steps for Nektar to undertake in connection with a new strategic reorganization plan and cost restructuring plan (together, the “Reorganization Plans”). Pursuant to the Reorganization Plans, Nektar will focus on its key pipeline programs, NKTR-358 and NKTR-255, and its core research programs. Nektar has also undertaken certain cost-reduction initiatives, including a reduction in its workforce by approximately 70%.

In connection with these actions, Nektar expects to take an impairment charge of $150 million to $160 million in total, a substantial portion of which we expect to recognize during the quarter ending June 30, 2022.  The restructuring charge includes: severance and benefits for approximately 500 employees terminated on April 27, 2022 totaling approximately $30 million to $35 million, our share of future costs to wind-down the bempegaldesleukin clinical development program totaling approximately $65 million to $75 million, and an impairment charge associated with the portion of Nektar’s leased office space in one of our facilities in San Francisco, California that will no longer be occupied. Pursuant to the Reorganization Plans, we expect to exit the leased office space and seek to sublease the premises. Based on our estimates of current market conditions for sublease income and our estimated timing of entering into a sublease, we currently estimate that we may recognize an impairment charge of approximately $40 million to $50 million. The ultimate amount of the impairment charge may differ if the potential sublease income is higher or lower than our current estimates, if the estimated time to enter into a sublease is different than expected, or if we are unable to enter into a sublease with acceptable terms.

Item 2.06 Material Impairments

Please see the disclosure relating to the estimated impairment charge in connection with the Reorganization Plans set forth under Item 2.05 “Costs Associated with Exit or Disposal Activities” of this Current Report on Form 8-K, which is incorporated by reference into this Item 2.06.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which can be identified by words such as: “expect,” “undertake,” “will,” “may,” “estimate,” “future,” “seek,” and similar references to future periods. Examples of forward-looking statements include, among others, statements Nektar makes regarding the future development plans for NKTR-358, NKTR-255 and other drug candidates in research programs, Nektar’s cost-reduction initiatives, and the estimated impairment charges and costs that Nektar may incur in connection with the reorganization and restructuring activities described above. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Nektar’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Nektar’s control. Nektar’s actual results may differ materially from those indicated in the forward-looking statements. Therefore, these forward-looking statements should not be relied upon. Important factors that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) Nektar’s statements regarding the therapeutic potential of NKTR-358, NKTR-255 and other drug candidates are subject to change as research and development continue to generate new safety and efficacy data; (ii) NKTR-358, NKTR-255 and Nektar’s other drug candidates are investigational agents and continued research and development for these drug candidates is subject to substantial risks, including negative safety and efficacy findings in ongoing studies (notwithstanding positive findings in earlier preclinical and clinical studies); (iii) NKTR-358, NKTR-255 and Nektar’s other drug candidates are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval; (iv) the timing of the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful due to challenges caused by the COVID-19 pandemic, regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes and competitive factors; (v) Nektar may not achieve the expected costs savings it expects from the restructuring and reorganization; (vi) patents may not issue from Nektar’s patent applications for its drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (vii) certain other important risks and uncertainties set forth in Nektar’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2022. Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to Nektar and speaks only as of the date on which it is made. Nektar undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEKTAR THERAPEUTICS

Date: May 2, 2022	By:	/s/ Mark A. Wilson
Mark A. Wilson
General Counsel and Secretary

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